UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2025

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2025, FS KKR Capital Corp. (the “Company”) entered into equity distribution agreements, each dated as of May 9, 2025 (the “Equity Distribution Agreements”), by and among the Company and FS/KKR Advisor, LLC, the Company’s investment adviser (the “Adviser”), and each of Truist Securities, Inc., RBC Capital Markets, LLC, KKR Capital Markets LLC, and SMBC Nikko Securities America, Inc. (collectively, the “Sales Agents”).

The Equity Distribution Agreements provide that the Company may from time to time issue and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $750,000,000 (“Shares”), through the Sales Agents, or to them as principal for their own respective accounts. Any issuance and sale of Shares will be made pursuant to a prospectus supplement dated May 9, 2025 (the “Prospectus Supplement”) as may be supplemented from time to time, and the accompanying prospectus, dated September 19, 2024 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”), which constitute a part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-282226) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 19, 2024 (the “Registration Statement”). Sales of Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The New York Stock Exchange or a similar securities exchange or sales made to or through a market maker other than on an exchange and by any other method permitted by law, which may include block trades, at prices related to prevailing market prices or negotiated prices.

The Sales Agents will receive a commission from the Company of up to 1.5% of the gross sales price of any Shares sold through such Sales Agent under the Equity Distribution Agreements. The offering price per share of Shares less commissions payable under the Equity Distribution Agreements and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale, provided, that the Adviser may, but is not obligated to, from time to time, in its sole discretion, pay some or all of the commissions payable under the Equity Distribution Agreements or make additional supplemental payments to ensure that the sales price per share of any Shares sold in the offering will not be less than the Company’s then-current net asset value per share. Any such payments made by the Adviser will not be subject to reimbursement by the Company.

Although the Company has filed the Prospectus Supplement with the SEC, the Company has no obligation to sell any Shares under the Equity Distribution Agreements, and may at any time suspend the offering of Shares under the Equity Distribution Agreements. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Shares and determinations by the Company of its need for, and the appropriate sources of, additional capital.

The foregoing description is a summary of the material provisions of the Equity Distribution Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Equity Distribution Agreements, filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Miles & Stockbridge P.C., relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1*	Form of Equity Distribution Agreement.

5.1	Opinion of Miles & Stockbridge P.C., dated May 9, 2025.

23.1	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: May 9, 2025	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel